Exhibit 1.1

EXECUTION COPY

CRANE CO.

Debt Securities

Underwriting Agreement

February 1, 2018

To the Representatives named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

Crane Co., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”).  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

1.          Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a prospectus (the “Basic Prospectus”), relating to certain debt securities (the “Shelf Securities”) to be issued from time to time by the Company.  The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities.  The registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.  References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Agreement that are deemed to be incorporated by reference therein.

At or prior to the time when sales of the Securities will be first made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”), which information will be identified in Schedule III hereto for such offering of Securities as constituting part of the Time of Sale Information.

2.          Purchase of the Securities by the Underwriters.  (a) The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto at the purchase price set forth in Schedule I hereto.

(b)          The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Time of Sale Information.

(c)          Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, on the closing date set forth in Schedule I hereto (or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree in writing).  As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.  The time and date of such payment and delivery with respect to the Securities are referred to herein as the Closing Date.

(d)          Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters of the Securities of one or more global securities (the “Global Security”) representing the Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company.  The Global Security will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

(e)          The Company acknowledges and agrees that the Underwriters named in this Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in this Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person.

3.          Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Time of Sale and as of the Closing Date that:

(a)          Registration Statement and Prospectus.    The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such automatic shelf registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)          Time of Sale Information. The Time of Sale Information, at the Time of Sale did not and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.

(c)          Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule III hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, including the investor presentation listed on Schedule V hereto (the “investor presentation”), in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)          Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, or, if subsequently amended, when such amendment was filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act.

(e)          Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and the changes in their  consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f)          No Material Adverse Change.  Except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the most recent balance sheet included in the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than with respect to the Company’s customary quarterly dividends on its common stock), or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(g)          Organization and Good Standing.  The Company and each of its “Significant Subsidiaries” (within the meaning of Rule 1-02 of Regulation S-X) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”).

(h)          Capitalization.  The Company has the capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares, except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than any liens permitted by the Indenture on the closing date).

(i)          Due Authorization.  The Company has the power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j)          The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(k)          The Securities.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)          Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(m)          No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of (i) and (ii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or similar organizational documents.

(n)          No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)          No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(p)          Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company, no such investigations, actions, suits or proceedings are contemplated by any governmental or regulatory authority; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information or the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement and described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus.

(q)          Independent Accountants.  Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r)          Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(s)          Certain Environmental Matters.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (i)(a) the Company and its subsidiaries are and have been in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, disposal, transportation, release or threat of release of hazardous materials (collectively, “Environmental Laws”), including the receipt of, and compliance with, all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws, (b) have not received any notices of any actual or potential liability under or relating to, or actual or potential violation of, or claims under or relating to, any Environmental Laws and know of no event, circumstance or condition that would result in such notice or claim and (c) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law and (ii) there are no known or anticipated costs, liabilities or obligations, or anticipated capital expenditures, arising under or related to Environmental Laws  relating to the Company or its subsidiaries, except in the case of each of (i) and (ii), for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(t)          Taxes.  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file or request an extension would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except where the failure to pay would not have a Material Adverse Effect, or, except where such taxes are currently being contested in good faith and reserves therefor have been created in the financial statements of the Company as required by U.S. GAAP), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(u)          No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, affiliate, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (v) made, offered, agreed, requested or taken an act in furtherance of any bribe or other unlawful benefit, including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(v)          Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w)          No Conflicts with Sanctions Laws.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions or (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(x)          Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the Securities.

4.          Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)          Filings with the Commission.  The Company will file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act.  The Company will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule IV hereto) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.  The Company will pay the registration fees for this offering of Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)          Delivery of Copies.  The Company will deliver, without charge, to each Representative and counsel for the Underwriters during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)          Amendments or Supplements; Issuer Free Writing Prospectuses.  During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus (other than filings made in the ordinary course of business by the Company pursuant to its reporting obligations under the Exchange Act), the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object unless, in the case of a filing, the Company is required by law to make such filing.

(d)          Notice to the Representatives.  During the Prospectus Delivery Period, the Company will advise the Representatives promptly, and confirm such advice in writing (other than with respect to filings made in the ordinary course of business by the Company pursuant to its reporting obligations under the Exchange Act), (i) when any amendment to the Registration Statement has been filed or becomes effective within the Prospectus Delivery Period; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)          Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with any applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with any applicable law.

(f)          Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with any applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus  (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with any applicable law.

(g)          Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)          Earning Statement.  The Company will make generally available to its security holders and the Representatives, including, at the Company’s option, by filing with the Commission, as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)          Clear Market.  During the period from the date hereof through and including the Closing Date or such later date as is specified in this Agreement, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a term of more than one year.

(j)          Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)          No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)          Filing of Exchange Act Documents.  The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

(m)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.          Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)          It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III hereto or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)          Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule IV hereto without the consent of the Company.

(c)          It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.          Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order.  If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of this Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of this Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)          Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)          No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)          No Material Adverse Change.  No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)          Officer's Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus, (ii) confirming that the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (c) above.

(f)          Comfort Letters.  On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)          [Intentionally omitted].

(h)          Opinion and 10b-5 Statement of Counsel for the Company.  Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representatives (i) the opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto, and (ii) the 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(i)          Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)          Certificate of the Chief Financial Officer.  The Underwriters shall have received, on each of the date hereof and on the Closing Date, a certificate of the Chief Financial Officer of the Company in form and substance reasonably satisfactory to the Underwriters.

(k)          No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l)          Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)          DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(n)          Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.          Indemnification and Contribution.

(a)          Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)          Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the information identified in Schedule I.

(c)          Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (such as through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly following a documented request for reimbursement.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.   No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)          Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.          Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) a material disruption of the settlement or clearance of debt securities in the United States shall occur and continue until at least the business day preceding the Closing Date or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9.          Defaulting Underwriter.  (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in this Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.          Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriters not to exceed $10,000 in the aggregate); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the Financial Industry Regulatory Authority, Inc. (such expenses not to exceed $10,000 in the aggregate), and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, including the investor presentation, it being understood that except as provided in Section 7 and this Section 10, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel.

(b)          If (i) this Agreement is terminated pursuant to Sections 6, 8 or 9 or (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.          Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.          Miscellaneous.  (a) Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)          Notices.  Any action by the Underwriters hereunder may be taken by the Representatives jointly or by the first of the named Representatives set forth in Schedule I hereto alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by the first of the named Representatives set forth in Schedule I hereto alone shall be binding upon the Underwriters.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be given at the address set forth in Schedule I hereto.  Notices to the Company shall be given to it at 100 First Stamford Place, Stamford, Connecticut 06902; Attention: Secretary.

(c)          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)          Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CRANE CO.
By:	/s/ Richard A. Maue
	Name:	Richard A. Maue
	Title:	Vice President, Finance and Chief Financial Officer

[Underwriting Agreement Signature Page]

Accepted: February 1, 2018

WELLS FARGO SECURITIES, LLC
J.P. MORGAN SECURITIES LLC

Acting severally on behalf of
themselves and the several
Underwriters listed in Schedule II
hereto.

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

[Underwriting Agreement Signature Page]

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

[Underwriting Agreement Signature Page]

Schedule I
Representatives:	Wells Fargo Securities, LLC J.P. Morgan Securities LLC
Trustee:	U.S. Bank National Association
Underwriting Agreement dated:	February 1, 2018
Registration Statement No.:	333-222781
Information relating to the Underwriters provided by the Underwriters for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any Time of Sale Information:
The following information set forth in the Preliminary Prospectus:
1.  the last paragraph on the cover page
2.  under the caption “Underwriting”
(a) the third paragraph
(b) the third sentence of the seventh paragraph
(c) the eighth paragraph
In the Prospectus:
1.  the last paragraph on the cover page
2.  under the caption “Underwriting”
(a) the third paragraph
(b) the third sentence of the seventh paragraph
(c) the eighth paragraph

Closing Date and Time of Delivery:	February 5, 2018 10:00 AM
Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017
Address for Notices to Underwriters:
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attn: Investment Grade Syndicate Desk – 3rd Floor
Fax: (212) 834-6081

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202
Attn: Transaction Management
Fax: (704) 410-0326

4.200% Senior Notes due 2048

I-1

Aggregate principal amount:	$350,000,000
Purchase Price:	99.119% of the principal amount of the 4.200% Senior Notes due 2048, plus accrued interest, if any, from February 5, 2018.
Public Offering Price:	99.994% of the principal amount of the 4.200% Senior Notes due 2048, plus accrued interest, if any, from February 5, 2018.
Indenture:	Indenture to be dated as of February 5, 2018 between the Company and U.S. Bank National Association, as Trustee.
Maturity:	March 15, 2048
Coupon (Interest Rate):	4.200% per annum, accruing from February 5, 2018.
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2018.
Optional Redemption: Make-Whole Call:	Prior to September 15, 2047, Treasury Rate plus 20 basis points.
Par Call:	On or after September 15, 2047, at par.
Sinking Fund Provisions:	None.

I-2

Schedule II
Underwriter	Principal Amount of 4.200% Senior Notes due 2048 To Be Purchased
Wells Fargo Securities, LLC	$140,000,000
J.P. Morgan Securities LLC	122,500,000
BMO Capital Markets Corp.	19,250,000
HSBC Securities (USA) Inc.	19,250,000
TD Securities (USA) LLC	19,250,000
U.S. Bancorp Investments, Inc.	10,500,000
Commerz Markets LLC	9,625,000
RBS Securities Inc.	9,625,000
Total	$350,000,000

II-1

Schedule III

Time of Sale Information

Preliminary Prospectus

Pricing Term Sheet in the form set forth on Schedule IV of this Agreement
III-1

Schedule IV

Filed Pursuant to Rule 433
Registration Statement No. 333-222781
Pricing Term Sheet

Crane Co.

4.200% Senior Notes due 2048

Pricing Term Sheet

Issuer:	Crane Co.
Trade Date:	February 1, 2018
Settlement Date:	February 5, 2018 (T+2)
Ratings (Moody’s / S&P)*:	Baa2 / BBB
Principal Amount:	$350,000,000
Maturity:	March 15, 2048
Coupon (Interest Rate):	4.200%, accruing from February 5, 2018
Public Offering Price:	99.994% of the principal amount
Yield to Maturity:	4.200%
Spread to Benchmark Treasury:	+120 basis points
Benchmark Treasury:	2.750% due August 15, 2047
Benchmark Treasury Price / Yield:	95-04 / 3.000%
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2018
Optional Redemption: Make-Whole Call:	Prior to September 15, 2047, Treasury Rate plus 20 basis points
Par Call:	On or after September 15, 2047, at par
CUSIP / ISIN:	224399 AT2 / US224399AT28

Joint Book-Running Managers:	Wells Fargo Securities, LLC J.P. Morgan Securities LLC
Co-Managers:	BMO Capital Markets Corp. HSBC Securities (USA) Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc. Commerz Markets LLC RBS Securities Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.   No report of any rating agency is being incorporated by reference herein.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (203) 363-7300 or by writing to the following address: Crane Co., 100 First Stamford Place, Stamford, CT 06902, Attention: Corporate Secretary, or by contacting Wells Fargo Securities, LLC toll-free at (800) 645-3751 or by emailing a request to wfscustomerservice@wellsfargo.com or by contacting J.P. Morgan Securities LLC collect at (212) 834-4533.
IV-1

Schedule V

Electronic (Netroadshow) investor presentation of the Company made available on January 30

V-1